SUBJECT TO REVISION
-------------------
SERIES TERM SHEET DATED NOVEMBER 16, 1999
------------------------------------------


                                  $268,118,000

                                OMI Trust 1999-E
   [GRAPHIC]                         Issuer
                        Oakwood Mortgage Investors, Inc.,
                                    Depositor
                         Oakwood Acceptance Corporation,
                                    Servicer
          SENIOR/SUBORDINATED PASS-THROUGH CERTIFICATES, SERIES 1999-E


Attached is a preliminary Series Term Sheet describing the structure, collateral pool and certain aspects of the Oakwood Mortgage Investors, Inc. Senior/Subordinated Pass-Through Certificates, Series 1999-E. The Series Term Sheet has been prepared by Oakwood Mortgage Investors, Inc. for informational purposes only and is subject to modification or change. The information and assumptions contained therein are preliminary and will be superseded by a prospectus supplement and by any other additional information subsequently filed with the Securities and Exchange Commission or incorporated by reference in the Registration Statement.

Neither Credit Suisse First Boston, Banc of America Securities LLC nor any of their respective affiliates makes any representation as to the accuracy or completeness of any of the information set forth in the attached Series Term Sheet. This cover sheet is not part of the Series Term Sheet.

A REGISTRATION STATEMENT (INCLUDING A BASE PROSPECTUS) RELATING TO THE PASS-THROUGH CERTIFICATES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND DECLARED EFFECTIVE. THE FINAL PROSPECTUS SUPPLEMENT RELATING TO THE SECURITIES WILL BE FILED AFTER THE SECURITIES HAVE BEEN PRICED AND ALL OF THE TERMS AND INFORMATION ARE FINALIZED. THIS COMMUNICATION IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE. INTERESTED PERSONS ARE REFERRED TO THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT TO WHICH THE SECURITIES RELATE. ANY INVESTMENT DECISION SHOULD BE BASED ONLY UPON THE INFORMATION IN THE FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT AS OF THEIR PUBLICATION DATES.


                                   Joint Lead

[GRAPHIC]

BANC OF AMERICA SECURITIES LLC

CREDIT SUISSE
FIRST BOSTON

         THIS SERIES TERM SHEET WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION APPEARING IN THE PROSPECTUS SUPPLEMENT, THE PROSPECTUS AND THE SERIES 1999-E POOLING AND SERVICING AGREEMENT (INCLUDING THE MAY 1999 EDITION TO THE STANDARD TERMS) TO BE DATED AS OF NOVEMBER 1, 1999, AMONG OAKWOOD MORTGAGE INVESTORS, INC., AS DEPOSITOR, OAKWOOD ACCEPTANCE CORPORATION, AS SERVICER, AND CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION, AS TRUSTEE.

   The Offered Certificates........................

       -----------------------------------------------------------------------------------------------------------------------------
                                                                    AVERAGE                 MODIFIED
                     PRINCIPAL                       S&P/ FITCH      LIFE                   DURATION    FIRST          LAST
         CLASS       AMOUNT(1)       DESCRIPTION     RATINGS(2)    (YRS)(3)      COUPON    (YRS) (3)    PAY(3)        PAY(3)
       -----------------------------------------------------------------------------------------------------------------------------
        A-1       $224,778,000     Senior Pass Thru  AAA / AAA         5.25    . %(4)(5)       3.71      12/99          1/15
        M-1         18,658,000     Mezzanine          AA / AA          9.80    . %(4)(5)       6.16       6/04          1/15
        M-2         11,166,000     Mezzanine           A / A           9.80    . %(4)(5)       6.02       6/04          1/15
        B-1         13,516,000     Subordinate       BBB / BBB         9.70    . %(4)(5)       6.01       6/04          1/15
       -----------------------------------------------------------------------------------------------------------------------------

                                            (1)  The aggregate initial
                                                 principal balance of the
                                                 Certificates may be increased
                                                 or decreased by up to 5%. Any
                                                 such increase or decrease may
                                                 be allocated disproportionately
                                                 among the Classes of
                                                 Certificates. Accordingly, any
                                                 investor's commitments with
                                                 respect to the Certificates may
                                                 be increased or decreased
                                                 correspondingly.
                                            (2)  It is a condition to the
                                                 issuance of the Certificates
                                                 that they be rated as above. A
                                                 security rating is not a
                                                 recommendation to buy, sell or
                                                 hold securities and may be
                                                 subject to revision of
                                                 withdrawal at any time by the
                                                 assigning rating organization.
                                            (3)  Assumed that the 10% Optional
                                                 Termination is exercised. Data
                                                 run at a prepayment speed of
                                                 200% MHP.
                                            (4)  Computed on the basis of a
                                                 360-day year of twelve 30-day
                                                 months.
                                            (5)  The lesser of (i) specified
                                                 rate per annum, or (ii) the
                                                 Weighted Average Net Asset Rate
                                                 for the related Distribution
                                                 Date.

   Class Designations
      CLASS A-1 CERTIFICATES.................Class A-1 Certificates.
      CLASS M CERTIFICATES...................Class M-1 and Class M-2 Certifi-
                                             cates.
      CLASS B CERTIFICATES...................Class B-1 and Class B-2
                                             Certificates.
      SUBORDINATED CERTIFICATES..............Class M, Class B, Class X and
                                             Class R Certificates.
      OFFERED CERTIFICATES...................Class A, Class M and Class B-1
                                             Certificates.
      OFFERED SUBORDINATED CERTIFICATES......Class M and Class B-1 Certificates.
   Other Certificates........................The Class B-2, Class X and Class R
                                             Certificates are not being offered
                                             hereby. The Class B-2 Certificates
                                             are expected to be sold in a
                                             private placement and will be
                                             acquired on or after the Closing
                                             Date but prior to such private
                                             placement by an affiliate of the
                                             Company. The Class X and Class R
                                             Certificates are expected to be
                                             sold initially to related entities
                                             of the Company, which may offer
                                             them in the future in one or more
                                             privately negotiated transactions.
                                             The Class B-2 Certificates will
                                             have an initial Certificate
                                             Principal Balance of approximately
                                             $16,895,000.
   Denominations.............................The Offered Certificates will be
                                             Book-Entry Certificates only, in
                                             minimum denominations of $1,000 and
                                             integral multiples of $1 in excess
                                             thereof.
   Cut-off Date..............................November 1, 1999.

   Distribution Dates........................The fifteenth day of each month,
                                             (or if such fifteenth day is not a
                                             business day, the next succeeding
                                             business day) commencing in
                                             December 1999 (each, a
                                             "Distribution Date").

   Record Date...............................With respect to each Distribution
                                             Date, the close of business on the
                                             last business day of the month
                                             preceding the month in which such
                                             Distribution Date occurs (each, a
                                             "Record Date").

   Interest Accrual Period...................With respect to each Distribution
                                             Date, the calendar month preceding
                                             the month in which the Distribution
                                             Date occurs (each, an "Interest
                                             Accrual Period").

   Distributions.............................The "Available Distribution
                                             Amount" for a Distribution Date
                                             generally will include (1)(a)
                                             Monthly Payments of principal and
                                             interest due on the Assets during
                                             the related Collection Period, to
                                             the extent such payments were
                                             actually
                                             collected from the Obligors or
                                             advanced by the Servicer and (b)
                                             unscheduled payments received with
                                             respect to the Assets during the
                                             related Prepayment Period,
                                             including Principal Prepayments,
                                             proceeds of repurchases, Net
                                             Liquidation Proceeds and Net
                                             Insurance Proceeds, less (2)(a)
                                             amounts required to reimburse the
                                             Servicer for previously
                                             unreimbursed Advances in accordance
                                             with the Agreement, (b) amounts
                                             required to reimburse the Company
                                             or the Servicer for certain
                                             reimbursable expenses in accordance
                                             with the Agreement, (c) amounts
                                             required to reimburse any party for
                                             an overpayment of a Repurchase
                                             Price for an Asset in accordance
                                             with the Agreement, (d) the
                                             Interest Deficiency Amount or
                                             portion thereof, if any, paid from
                                             collections on the Preceding
                                             Distribution Date, and (e) if
                                             Oakwood is not the Servicer, the
                                             Servicing Fees for the related
                                             Collection Period.

                                             Principal distributions to Class M
                                             will be allocated pro rata between
                                             the Class M-1 and the Class M-2
                                             Certificates. Principal
                                             distributions to Class B will be
                                             allocated pro rata between the
                                             Class B-1 and the Class B-2
                                             Certificates. Prior to the
                                             Cross-over Date or on any
                                             Distribution Date as of which the
                                             Principal Distribution Tests are
                                             not met, principal will be
                                             allocated solely to the Class A-1
                                             Certificates.

                                             If an Interest Deficiency Event
                                             occurs on any Distribution Date
                                             with respect to the Class M-1,
                                             Class M-2, Class B-1 and Class B-2
                                             Certificates, collections received
                                             after the end of the related
                                             Collection Period and prior to such
                                             Distribution Date will be applied,
                                             up to a limited amount determined
                                             by the Rating Agencies, to remedy
                                             such deficiency in order of Class
                                             seniority. Any remaining deficiency
                                             will be carried forward as
                                             shortfall for the next Distribution
                                             Date. "Interest Deficiency Event"
                                             means, with respect to the Class
                                             M-1, Class M-2, Class B-1 and Class
                                             B-2 Certificates and a Distribution
                                             Date, that after distribution of
                                             the Available Distribution Amount
                                             in the order of priority set forth
                                             below under "Priority of
                                             Distributions," there remains
                                             unpaid any of the Interest
                                             Distribution Amount, Carryover
                                             Interest Distribution Amount,
                                             Writedown Interest Distribution
                                             Amount or Carryover Writedown
                                             Interest Distribution Amount for
                                             such Class and Distribution Date
                                             (the "Interest Deficiency Amount").

                                             Distributions will be made on each
                                             Distribution Date to holders of
                                             record on the related Record Date.
                                             Distributions on a Class of
                                             Certificates will be allocated
                                             among the Certificates of such
                                             Class in proportion to their
                                             respective percentage interests.

  Priority of Distributions..................On each Distribution Date the
                                             Available Distribution Amount will
                                             be distributed in the following
                                             amounts and in the following order
                                             of priority:

                                             (1) first, to the Class A-1
                                             Certificates (a) first, the related
                                             Interest Distribution Amount for
                                             such Distribution Date and (b)
                                             second, any Interest Distribution
                                             Amounts remaining unpaid from
                                             previous Distribution Dates, plus
                                             interest on this carryover amount,
                                             if any, for such Distribution Date;

                                             (2) second, to the Class M-1
                                             Certificates, (a) first, the
                                             related Interest Distribution
                                             Amount for such Distribution Date
                                             and (b) second, any Interest
                                             Distribution Amounts remaining
                                             unpaid from previous Distribution
                                             Dates, plus interest on this
                                             carryover amount, if any, for such
                                             Distribution Date;

                                             (3) third, to the Class M-2
                                             Certificates, (a) first, the
                                             related Interest Distribution
                                             Amount for such Distribution Date
                                             and (b) second, any Interest
                                             Distribution Amounts remaining
                                             unpaid from previous Distribution
                                             Dates, plus interest on this
                                             carryover amount, if any, for such
                                             Distribution Date;

                                             (4) fourth, to the Class B-1
                                             Certificates, (a) first, the
                                             related Interest Distribution
                                             Amount for such Distribution Date
                                             and (b) second, any Interest
                                             Distribution Amounts remaining
                                             unpaid from previous Distribution
                                             Dates, plus interest on
                                              this carryover amount, if any, for
                                              such Distribution Date;

                                              (5) fifth, to the Class B-2
                                              Certificates, (a) first, the
                                              related Interest Distribution
                                              Amount for such Distribution Date
                                              and (b) second, any Interest
                                              Distribution Amounts remaining
                                              unpaid from previous Distribution
                                              Dates, plus interest on this
                                              carryover amount, if any, for such
                                              Distribution Date;

                                              (6) sixth, to the Class A-1
                                              Certificates, the related
                                              Principal Distribution Shortfall
                                              Carryover Amount, if any, for such
                                              Distribution Date;

                                              (7) seventh, to the Class A-1
                                              Certificates, the Class A-1
                                              Principal Distribution Amount
                                              until the Class A-1 Certificate
                                              Principal Balance is reduced to
                                              zero;

                                              (8) eighth, to the Class M-1
                                              Certificates, (a) first, any
                                              related Writedown Interest
                                              Distribution Amount for such
                                              Distribution Date, (b) second, any
                                              related Carryover Writedown
                                              Interest Distribution Amount for
                                              such Distribution Date, (c) third,
                                              any related Principal Distribution
                                              Shortfall Carryover Amount, and
                                              (d) fourth, any related Principal
                                              Distribution Amount until the
                                              Class M-1 Certificate Principal
                                              Balance is reduced to zero;

                                              (9) ninth, to the Class M-2
                                              Certificates, (a) first, any
                                              related Writedown Interest
                                              Distribution Amount for such
                                              Distribution Date, (b) second, any
                                              related Carryover Writedown
                                              Interest Distribution Amount for
                                              such Distribution Date, (c) third,
                                              any related Principal Distribution
                                              Shortfall Carryover Amount, and
                                              (d) fourth, any related Principal
                                              Distribution Amount until the
                                              Class M-2 Certificate Principal
                                              Balance is reduced to zero;

                                              (10) tenth, to the Class B-1
                                              Certificates, (a) first, any
                                              related Writedown Interest
                                              Distribution Amount for such
                                              Distribution Date, (b) second, any
                                              related Carryover Writedown
                                              Interest Distribution Amount for
                                              such Distribution Date, (c) third,
                                              any related Principal Distribution
                                              Shortfall Carryover Amount, and
                                              (d) fourth, any related Principal
                                              Distribution Amount until the
                                              Class B-1 Certificate Principal
                                              Balance is reduced to zero;

                                              (11) eleventh, to the Class B-2
                                              Certificates, (a) first any
                                              related Writedown Interest
                                              Distribution Amount for such
                                              Distribution Date, (b) second, any
                                              related Carryover Writedown
                                              Interest Distribution Amount for
                                              such Distribution Date, (c) third,
                                              any related Principal Distribution
                                              Shortfall Carryover Amount, and
                                              (d) fourth, any related Principal
                                              Distribution Amount until the
                                              Class B-2 Certificate Principal
                                              Balance is reduced to zero;

                                              (12) twelfth, if Oakwood is the
                                              Servicer, to the Servicer, the
                                              following amounts in sequential
                                              order: (i), the Servicing Fees for
                                              the related Collection Period, and
                                              (ii) any Servicing Fees from
                                              previous Distribution Dates
                                              remaining unpaid;

                                              (13) thirteenth, sequentially, to
                                              the Class A-1, Class M-1, Class
                                              M-2, Class B-1 and Class B-2
                                              Certificates, the Accelerated
                                              Principal Distribution Amount for
                                              such Distribution Date until the
                                              Certificate Principal Balance of
                                              each class is reduced to zero;

                                              (14) fourteenth, to the Class X
                                              Certificates, in the following
                                              sequential order: (i) the current
                                              Class X Strip Amount; and (ii) any
                                              Class X Strip Amounts from
                                              previous Distribution Dates
                                              remaining unpaid; and

                                              (15) finally, any remainder to the
                                              Class R Certificates.

                                              The primary credit support for the
                                              Class A-1 Certificates is the
                                              subordination of
                                              the Subordinated Certificates and
                                              overcollateralization; for the
                                              Class M-1 Certificates is the
                                              subordination of the Class M-2,
                                              Class B, Class X, Class R
                                              Certificates and
                                              overcollateralization; for the
                                              Class M-2 Certificates is the
                                              subordination of the Class B,
                                              Class X, Class R Certificates and
                                              overcollateralization; and for the
                                              Class B-1 Certificates is the
                                              subordination of the Class B-2,
                                              Class X, Class R Certificates and
                                              overcollateralization.

   Cross-over Date............................The later to occur of (a) the
                                              Distribution Date occurring in
                                              June 2004 or (b) the first
                                              Distribution Date on which the
                                              percentage equivalent of a
                                              fraction (which shall not be
                                              greater than 1) the numerator of
                                              which is the sum of the Adjusted
                                              Certificate Principal Balance of
                                              the Subordinated Certificates and
                                              the Current Overcollateralization
                                              Amount for such Distribution Date
                                              and the denominator of which is
                                              the Pool Scheduled Principal
                                              Balance on such Distribution Date,
                                              equals or exceeds 1.825 times the
                                              percentage equivalent of a
                                              fraction (which shall not be
                                              greater than 1) the numerator of
                                              which is the sum of the initial
                                              aggregate Adjusted Certificate
                                              Principal Balance of the
                                              Subordinated Certificates and the
                                              Initial Overcollateralization
                                              Amount and the denominator of
                                              which is the Pool Scheduled
                                              Principal Balance on the Cut-off
                                              Date.

   Performance Test...........................The Average 60-Day Delinquency
                                              Ratio is less than or equal to
                                              5.5%, the Current Realized Loss
                                              Ratio is less than or equal to
                                              3.0%; and the Cumulative Realized
                                              Losses are less than or equal to
                                              the percentage of the Aggregate
                                              Cut-off Date Pool Principal
                                              Balance set forth below:

                                                7% June 2004 through November
                                                   2005,
                                                   8% December 2005 through
                                                      November 2006,
                                                   9.5% December 2006 through
                                                        May 2008, and
                                                   10.5%  thereafter.

   Overcollateralization......................Excess interest collections will be applied, to the extent
                                              available, to make accelerated
                                              payments of principal on the Class
                                              A-1, Class M and Class B
                                              Certificates, in that order. The
                                              "Target Overcollateralization
                                              Amount" generally shall mean, (i)
                                              for any Distribution Date prior to
                                              the Cross-over Date, 4.0% of the
                                              Cut-off Date Pool Scheduled
                                              Principal Balance and (ii) for any
                                              other Distribution Date, the
                                              lesser of (x) 4.0% of the Cut-off
                                              Date Pool Scheduled Principal
                                              Balance and (y) 7.0% of the
                                              then-outstanding Pool Scheduled
                                              Principal Balance; provided,
                                              however, that in no event shall
                                              the Target Overcollateralization
                                              Amount be less than 0.5% of the
                                              Cut-off Date Pool Scheduled
                                              Principal Balance. On the Closing
                                              Date, the initial
                                              overcollateralization amount shall
                                              equal 3.0% of the Pool Scheduled
                                              Principal Balance as of the
                                              Cut-off Date.

                                              The "Current Overcollateralization
                                              Amount" shall mean, for any
                                              Distribution Date, the positive
                                              difference, if any, between the
                                              Scheduled Principal Balance of the
                                              Assets and the Certificate
                                              Principal Balance of all the
                                              outstanding classes of
                                              Certificates. The "Accelerated
                                              Principal Distribution Amount" for
                                              any Distribution Date shall be the
                                              positive difference, if any,
                                              between the Target
                                              Overcollateralization Amount and
                                              the Current Overcollateralization
                                              Amount.

   Allocation of Writedown Amounts............The "Writedown Amount" for any
                                              Distribution Date will be the
                                              amount, if any, by which the
                                              aggregate Certificate Principal
                                              Balance of all Certificates, after
                                              all distributions have been made
                                              on the Certificates on such
                                              Distribution Date, exceeds the
                                              Pool Scheduled Principal Balance
                                              of the Assets for the next
                                              Distribution Date. The Writedown
                                              Amount will be allocated among the
                                              Classes of Subordinated
                                              Certificates in the following
                                              order of priority:

                                              (1) first, to the Class B-2
                                                 Certificates, to be applied in
                                                 reduction of the Adjusted
                                                 Certificate Principal Balance
                                                 of such Class until it has been
                                                 reduced to zero;

                                              (2) second, to the Class B-1
                                                 Certificates, to be applied in
                                                 reduction of the Adjusted
                                                 Certificate Principal Balance
                                                 of such Class until it has been
                                                 reduced to zero;

                                              (3) third, to the Class M-2
                                                 Certificates, to be applied in
                                                 reduction of the Adjusted
                                                 Certificate Principal Balance
                                                 of such Class until it has been
                                                 reduced to zero; and

                                              (4) fourth, to the Class M-1
                                                 Certificates, to be applied in
                                                 reduction of the Adjusted
                                                 Certificate Principal Balance
                                                 of such Class until it has been
                                                 reduced to zero.

   Advances...................................For each Distribution Date, the
                                              Servicer will be obligated to make
                                              an advance (a "P&I Advance") in
                                              respect of any delinquent Monthly
                                              Payment that will, in the
                                              Servicer's judgement, be
                                              recoverable from late payments on
                                              or Liquidation Proceeds from such
                                              Asset. The Servicer will also be
                                              obligated to make Advances
                                              ("Servicing Advances" and,
                                              together with P&I Advances,
                                              "Advances") in respect of
                                              Liquidation Expenses and certain
                                              taxes and insurance premiums not
                                              paid by an Obligor on a timely
                                              basis, to the extent the Servicer
                                              deems such Servicing Advances
                                              recoverable out of Liquidation
                                              Proceeds or from subsequent
                                              collections. P&I Advances and
                                              Servicing Advances are
                                              reimbursable to the Servicer under
                                              certain circumstances. In
                                              addition, the Servicer is
                                              obligated under certain
                                              circumstances to pay Compensating
                                              Interest with respect to any Asset
                                              that prepays on a date other than
                                              on a Due Date for such Asset.

   Final Scheduled Distribution Dates.........To the extent not previously paid prior to such dates, the
                                              outstanding principal amount of
                                              each Class of Offered Certificates
                                              will be payable on the December
                                              2029 Distribution Date (with
                                              respect to each Class of
                                              Certificates, the "Final Scheduled
                                              Distribution Date"). The Final
                                              Scheduled Distribution Date has
                                              been determined by adding three
                                              months to the maturity date of the
                                              Asset with the latest stated
                                              maturity.

   Optional Termination.......................The Servicer at its option and subject to the limitations imposed
                                              by the Agreement, will have the
                                              option to purchase from the Trust
                                              Estate all Assets then outstanding
                                              and all other property in the
                                              Trust Estate on any Distribution
                                              Date occurring on or after the
                                              Distribution Date on which the sum
                                              of the Certificate Principal
                                              Balance of the Certificates is
                                              less than 10% of the sum of the
                                              original Certificate Principal
                                              Balance of the Certificates. The
                                              Servicer also may terminate the
                                              Trust Estate if it determines that
                                              there is a substantial risk that
                                              the Trust Estate's REMIC status
                                              will be lost.

  Auction Sale................................If the Servicer does not exercise its optional termination right
                                              within 90 days after it first
                                              becomes eligible to do so, the
                                              Trustee shall solicit bids for the
                                              purchase of all Assets then
                                              outstanding and all other property
                                              in the Trust Estate. In the event
                                              that satisfactory bids are
                                              received, the sale proceeds will
                                              be distributed to
                                              Certificateholders.

 The Assets...................................The Trust will consist of (1)
                                              fixed and adjustable rate
                                              manufactured housing installment
                                              sales contracts (collectively, the
                                              "Contracts") secured by security
                                              interests in manufactured homes,
                                              as defined herein (the
                                              "Manufactured Homes"), and with
                                              respect to certain of the
                                              Contracts ("Land Secured
                                              Contracts"), secured by liens on
                                              the real estate on which the
                                              related Manufactured Homes are
                                              located, and (2) mortgage loans
                                              secured by first liens on the real
                                              estate to which the related
                                              Manufactured Homes are deemed
                                              permanently affixed (the "Mortgage
                                              Loans," and together with the
                                              Contracts, the "Assets"). The
                                              Asset Pool consists of 5,782
                                              Assets having an aggregate
                                              Scheduled Principal Balance as of
                                              the Cut-off Date of
                                              $293,828,355.98, among which 5,776
                                              Assets aggregating $293,472,558.27
                                              are secured by fixed rate Assets
                                              ("Fixed Rate Assets") and 6 Assets
                                              aggregating $355,797.71 are
                                              secured by adjustable rate Assets
                                              ("Adjustable Rate Assets").

                                              As of the Cut-off Date,
                                              approximately 33.74% of the Assets
                                              are Mortgage Loans and
                                              approximately 0.12% of the Assets
                                              are Land Secured Contracts. Based
                                              on Cut-off Date Pool Scheduled
                                              Principal Balance, approximately
                                              84.25% of the Assets are secured
                                              by Manufactured Homes which were
                                              new, approximately 2.55% of the
                                              Assets are secured by Manufactured
                                              Homes which were used,
                                              approximately 11.17% of the Assets
                                              are secured by Manufactured Homes
                                              which were repossessed and
                                              approximately 2.03% of the Assets
                                              are secured by Manufactured Homes
                                              which were transferred. As of the
                                              Cut-off Date, the Assets were
                                              secured by Manufactured Homes or
                                              Mortgaged Properties (or Real
                                              Properties, in the case of Land
                                              Secured Contracts) located in 45
                                              states and the District of
                                              Columbia, and approximately 15.56%
                                              and 13.51% of the Assets were
                                              secured by Manufactured Homes or
                                              Mortgaged Properties located in
                                              North Carolina and Texas,
                                              respectively (based on the mailing
                                              addresses of the Obligors on the
                                              Assets as of the Cut-off Date).
                                              Each Asset bears interest at an
                                              annual percentage rate (an "APR")
                                              of at least 6.13% and not more
                                              than 18.00%. The weighted averaged
                                              APR of the Assets as of the
                                              Cut-off Date is approximately
                                              9.50%. The Assets have remaining
                                              terms to maturity as of the
                                              Cut-off Date of at least 15 months
                                              but not more than 360 months and
                                              original terms to stated maturity
                                              of at least 16 months but not more
                                              than 360 months. As of the Cut-off
                                              Date, the Assets had a weighted
                                              average original term to stated
                                              maturity of approximately 322
                                              months, and a weighted average
                                              remaining term to stated maturity
                                              of approximately 320 months. The
                                              Assets have Loan-to-Value Ratio as
                                              of the Cut-off Date of at least
                                              13.95% but not more than 100.00%.
                                              As of the Cut-off Date, the Assets
                                              had a weighted average
                                              Loan-to-Value Ratio of
                                              approximately 90.69%. The final
                                              scheduled payment date on the
                                              Asset with the latest maturity
                                              occurs in September 2029.

                                              Approximately 0.42% of the Assets,
                                              having an aggregate principal
                                              balance as of the Cut-off Date of
                                              approximately $1,230,264, were
                                              acquired by Oakwood Acceptance
                                              from IndyMac, Inc.

                                              The Servicer will be required to
                                              cause to be maintained one or more
                                              standard hazard insurance policies
                                              with respect to each Manufactured
                                              Home and Mortgaged Property.

  Certain Federal Income Tax
     Consequences.............................For federal income tax purposes, the Trust Estate will be treated
                                              as one or more real estate
                                              mortgage investment conduits
                                              (each, a "REMIC"). The Class A-1,
                                              Class M, Class B and Class X
                                              Certificates will constitute
                                              "regular interests" in a REMIC for
                                              federal income tax purposes. The
                                              Class R Certificates will be
                                              treated as the sole class of
                                              "residual interests" in each REMIC
                                              for federal income tax purposes.

  Recent Developments.........................On November 9,1999, Oakwood Homes
                                              announced the financial results
                                              for fiscal 1999. For the year
                                              ended September 30, Oakwood Homes
                                              reported a net loss of $31.3
                                              million, or $0.67 per share,
                                              compared with net income of $55.4
                                              million, or $1.17 per share on a
                                              diluted basis for fiscal 1998. For
                                              the fourth quarter of fiscal 1999,
                                              Oakwood Homes reported a net loss
                                              of $60.3 million, or $1.30 per
                                              share, compared with net income of
                                              $24.9 million, or $0.53 per share
                                              on a diluted basis in the same
                                              period 1998.

                                              For the fourth quarter of fiscal
                                              1999 the results included charges
                                              of:
                                              o    $25.9 million ($16.3 million
                                                   after tax) related to the
                                                   restructuring of Oakwood
                                                   Homes' operations
                                              o    $29.1 million ($18.4 million
                                                   after tax) relating to the
                                                   impairment of the value of
                                                   certain retained interest in
                                                   securitizations and other
                                                   financial services-related
                                                   charges
                                              o    $7.4 million ($4.8 million
                                                   after tax) related to storm
                                                   damage from Hurricane Floyd
                                              o    $7.6 million ($4.8 million
                                                   after tax) related to loss on
                                                   the sale of asset-backed
                                                   securities; the loss resulted
                                                   partially from historically
                                                   wide Asset-backed securities
                                                   spreads

                                              The restructuring, which includes
                                              closing of 4 manufacturing plants
                                              and 40 sales centers, is "part of
                                              a broader plan to fundamentally
                                              change (the) business" that will
                                              allow for more flexibility in its
                                              response to the market and less
                                              sensitive to periodic declines in
                                              sales. Oakwood Homes plans to
                                              focus on improving sales
                                              productivity, reducing costs and
                                              retail break-even points, lowering
                                              inventory levels and improving
                                              cash flows.

                                              In October and November, S&P
                                              downgraded Oakwood Homes' senior
                                              unsecured debt ratings from BBB-
                                              to BB-, Fitch lowered the ratings
                                              from BBB- to BB-, and Moody's
                                              lowered the rating from Baa3 to
                                              B3.

                                              In addition, in November 1998,
                                              four shareholder suits were filed
                                              against Oakwood Homes and certain
                                              of its directors and officers.
                                              These suits have been consolidated
                                              in one suit in the Middle District
                                              of North Carolina. The lawsuit
                                              generally alleges that certain of
                                              Oakwood Home's financial
                                              statements were false and
                                              misleading and that certain other
                                              disclosures were inaccurate.
                                              Oakwood Homes has filed a motion
                                              to dismiss this complaint. Oakwood
                                              Mortgage believes that this
                                              lawsuit will not adversely affect
                                              distribution to be made on your
                                              certificates.

   ERISA Considerations.......................Fiduciaries of employee benefit plans and certain other retirement
                                              plans and arrangements, including
                                              individual retirement accounts and
                                              annuities, Keogh plans, and
                                              collective investment funds in
                                              which such plans, accounts,
                                              annuities or arrangements are
                                              invested, that are subject to the
                                              Employee Retirement Income
                                              Security Act of 1974, as amended
                                              ("ERISA"), or corresponding
                                              provisions of the Code (any of the
                                              foregoing, a "Plan"), persons
                                              acting on behalf of a Plan, or
                                              persons using the assets of a Plan
                                              ("Plan Investors") should consult
                                              with their own counsel to
                                              determine whether the purchase or
                                              holding of the Offered
                                              Certificates could give rise to a
                                              transaction that is prohibited
                                              either under ERISA or the Code.

                                              BECAUSE THE OFFERED SUBORDINATED
                                              CERTIFICATES ARE SUBORDINATED
                                              SECURITIES, THEY WILL NOT SATISFY
                                              THE REQUIREMENTS OF CERTAIN
                                              PROHIBITED TRANSACTION EXEMPTIONS.
                                              AS A RESULT, THE PURCHASE OR
                                              HOLDING OF ANY OF THE OFFERED
                                              SUBORDINATED CERTIFICATES BY A
                                              PLAN INVESTOR MAY CONSTITUTE A
                                              NON-EXEMPT PROHIBITED TRANSACTION
                                              OR RESULT IN THE IMPOSITION OF
                                              EXCISE TAXES OR CIVIL PENALTIES.
                                              ACCORDINGLY, NONE OF THE OFFERED
                                              SUBORDINATED CERTIFICATES ARE
                                              OFFERED FOR SALE, AND ARE NOT
                                              TRANSFERABLE, TO A PLAN INVESTOR,
                                              UNLESS SUCH PLAN INVESTOR PROVIDES
                                              THE SELLER AND THE TRUSTEE WITH A
                                              BENEFIT PLAN OPINION, OR THE
                                              CIRCUMSTANCES DESCRIBED IN CLAUSE
                                              (II) BELOW ARE SATISFIED. UNLESS
                                              SUCH OPINION IS DELIVERED, EACH
                                              PERSON ACQUIRING AN OFFERED
                                              SUBORDINATED CERTIFICATE WILL BE
                                              DEEMED TO REPRESENT TO THE
                                              TRUSTEE, THE SELLER AND THE
                                              SERVICER THAT EITHER (I) SUCH
                                              PERSON IS NOT A PLAN INVESTOR
                                              SUBJECT TO ERISA OR SECTION 4975
                                              OF THE CODE, OR (II) SUCH PERSON
                                              IS AN INSURANCE COMPANY THAT IS
                                              PURCHASING AN OFFERED SUBORDINATED
                                              CERTIFICATE WITH FUNDS FROM ITS
                                              "GENERAL ACCOUNT" AND THE
                                              PROVISIONS OF PROHIBITED
                                              TRANSACTION CLASS EXEMPTION 95-60
                                              WILL APPLY TO EXEMPT THE PURCHASE,
                                              HOLDING AND RESALE OF SUCH
                                              CERTIFICATE, AND TRANSACTIONS IN
                                              CONNECTION WITH THE SERVICING,
                                              OPERATION AND MANAGEMENT OF THE
                                              TRUST FROM THE PROHIBITED
                                              TRANSACTION RULES OF ERISA AND THE
                                              CODE.

   Legal Investment Considerations............The Class A-1 and Class M-1
                                              Certificates are expected to
                                              constitute "mortgage related
                                              securities" for purposes of the
                                              Secondary Mortgage Market
                                              Enhancement Act of 1984 ("SMMEA").

                                              THE CLASS M-2 AND CLASS B-1
                                              CERTIFICATES ARE NOT "MORTGAGE
                                              RELATED SECURITIES" FOR PURPOSES
                                              OF SMMEA BECAUSE SUCH CERTIFICATES
                                              ARE NOT RATED IN ONE OF THE TWO
                                              HIGHEST RATING CATEGORIES BY A
                                              NATIONALLY RECOGNIZED RATING
                                              AGENCY.

DELINQUENCY, LOAN LOSS AND REPOSSESSION EXPERIENCE

         The following tables set forth certain information, for the periods indicated, concerning (1) the asset servicing portfolio, (2) the delinquency experience and (3) the loan loss and repossession experience of the portfolio of manufactured housing installment sales contracts and residential mortgage loans serviced by Oakwood. Because delinquencies, losses and repossessions are affected by a variety of economic, geographic and other factors, there can be no assurance that the delinquency and loss experience of the Assets will be comparable to that set forth below.

                            ASSET SERVICING PORTFOLIO
                             (DOLLARS IN THOUSANDS)

                                                                  AT SEPTEMBER 30,
                                     ---------------------------------------------------------------------------
                                         1994       1995        1996         1997          1998         1999
                                     ---------  ----------  -----------  -----------   -----------  --------
Total Number of Serviced Assets
     Oakwood Originated..........        39,273     51,566      67,120       89,411       111,351    122,955
     Acquired Portfolios.........         5,773      4,872       4,177        3,602         2,818      2,160
Aggregate Outstanding Principal
Balance of Serviced Assets
     Oakwood Originated..........      $757,640 $1,130,378  $1,687,406   $2,499,794    $3,536,657 $4,223,475
     Acquired Portfolios.........       $85,227    $70,853     $57,837      $47,027       $35,882    $26,306
Average Outstanding Principal
Balance per Serviced Asset
     Oakwood Originated..........         $19.3      $21.9       $25.1        $28.0         $31.8      $34.3
     Acquired Portfolios.........         $14.8      $14.5       $13.8        $13.1         $12.7      $12.2
Weighted Average Interest Rate
of Serviced Assets
     Oakwood Originated..........          12.2%      12.0%       11.5%        11.0%         10.8%      10.6%
     Acquired Portfolios.........          11.0%      11.3%       11.2%        11.1%         11.0%      10.7%


                                            DELINQUENCY EXPERIENCE (1)

                                                                    AT SEPTEMBER 30,
                                             ---------------------------------------------------------------
                                                 1994      1995       1996      1997       1998      1999
                                             --------  --------   --------  --------   --------  --------
Total Number of Serviced Assets
     Oakwood Originated..................       39,273    51,566     67,120    89,411  111,351     122,955
     Acquired Portfolios.................        5,773     4,872      4,177     3,602    2,818       2,160
Number of Delinquent Assets (2)
     Oakwood Originated:
      30-59 Days.........................          350       601        835     1,171    2,345       3,391
      60-89 Days.........................           97       185        308       476      906       1,046
      90 Days or More....................          198       267        492       716    1,222       1,783
     Total Number of Assets Delinquent...          645     1,053      1,635     2,363    4,473       6,220
     Acquired Portfolios
      30-59 Days.........................          127        63         66        90       75          59
      60-89 Days.........................           49        17         23        23       31          14
      90 Days or More....................           98        76         62        75       57          45
     Total Number of Assets Delinquent...          274       156        151       188      163         118
Total Delinquencies as a Percentage of
     Serviced Assets (3)
     Oakwood Originated..................          1.6%      2.0%       2.4%      2.6%      4.0%       5.1%
     Acquired Portfolios.................          4.7%      3.2%       3.6%      5.2%      5.8%       5.5%

------------------
(1) Assets that are already the subject of repossession or foreclosure procedures are not included in "Number of Delinquent Assets" or "Total Delinquencies as a Percentage of Serviced Assets" for purposes of this table.
(2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a payment due on the first day of a month is not 30 days delinquent until the first day of the next month.
(3) By number of assets.

                        LOAN LOSS/REPOSSESSION EXPERIENCE
                             (DOLLARS IN THOUSANDS)

                                                          AT OR FOR THE FISCAL YEAR ENDED
                                                                   SEPTEMBER 30,
                                     --------------------------------------------------------------------------
                                         1994       1995        1996        1997         1998         1999
                                     ---------  ----------  ----------  -----------  -----------  --------
Total Number of Serviced
     Assets (1).................        45,046     56,438       71,297      93,013      114,169      125,115
Average Number of Serviced
     Assets During Period.......        37,788     50,742       63,868      82,155      103,591      119,642
Number of Serviced
     Assets Repossessed.........         1,241      1,718        2,746       3,885        5,411        7,790
Serviced Assets Repossessed as a
     Percentage of Total Serviced
     Assets (2).................          2.75%      3.04%       3.85%        4.18%        4.74%        6.23%
Serviced Assets Repossessed as a
     Percentage of Average Number
     of Serviced Assets.........          3.28%      3.39%       4.30%        4.73%        5.22%        6.51%
Average Outstanding Principal
     Balance of Assets (3)
     Oakwood Originated.........      $701,875   $976,905   $1,409,467  $2,065,033   $2,978,235   $3,839,274
     Acquired Portfolios........       $30,432    $30,235      $27,351     $22,943      $19,179      $14,781
Net Losses from Asset
     Liquidation(4):
     Total Dollars (3)
       Oakwood Originated.......        $4,630     $7,303      $14,248     $26,872      $45,189      $66,037
       Acquired Portfolios......          $203       $473         $592        $528         $220         $173
     As a Percentage of Average
     Outstanding Principal Balance
     of Assets (3) (5)
       Oakwood Originated.......          0.66%      0.75%       1.01%       1.30%         1.52%        1.72%
       Acquired Portfolios......          0.67%      1.56%       2.16%       2.30%         1.15%        1.17%

(1) As of period end.
(2) Total number of serviced assets repossessed during the applicable period expressed as a percentage of the total number of serviced assets at the end of the applicable period.
(3) Includes assets originated by Oakwood Acceptance Corporation and serviced by Oakwood Acceptance Corporation and others.
(4) Net losses represent all losses incurred on Oakwood Acceptance Corporation-serviced portfolios. Such amounts include estimates of net losses with respect to certain defaulted assets. Charges to the losses reserves in respect of a defaulted asset generally are made before the defaulted asset becomes a liquidated asset. The length of the accrual period for the amount of accrued and unpaid interest include in the calculation of the net loss varies depending upon the period in which the loss was charged and whether the asset was owned by an entity other than Oakwood Acceptance Corporation.
(5) Total net losses incurred on assets liquidated during the applicable period expressed as a percentage of the average outstanding principal balance of all assets at the end of the applicable period.


         The data presented in the foregoing tables are for illustrative purposes only and there is no assurance that the delinquency, loan loss or repossession experience of the Assets will be similar to that set forth above. The delinquency, loan loss and repossession experience of manufactured housing contracts historically has been sharply affected by a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and no predictions can be made regarding future economic conditions in any particular area. These downturns have tended to increase the severity of loss on repossession because of the increased supply of used manufactured homes, which in turn may affect the supply in other regions.

         Whenever reference is made herein to a percentage of the Assets (or to a percentage of the Scheduled Principal Balance of the Assets), the percentage is calculated based on the Scheduled Principal Balances ("SPB") of the Assets as of the Cut-off Date. In addition, numbers in any columns in the tables below may not sum exactly to the total number at the bottom of the column due to rounding.


                                GEOGRAPHICAL DISTRIBUTION OF MANUFACTURED HOMES(1)

                                  NUMBER OF      AGGREGATE SCHEDULED           PERCENTAGE OF
GEOGRAPHIC LOCATION                ASSETS         PRINCIPAL BALANCE          ASSET POOL BY SPB
-------------------                ------         -----------------          -----------------
Alabama....................           149         $  6,492,960                    2.21%
Arizona....................           273           20,230,785                    6.89
Arkansas...................           116            4,881,367                    1.66
California.................            54            4,424,037                    1.51
Colorado...................           109            6,060,205                    2.06
Delaware...................            33            1,390,052                    0.47
Florida....................           136            7,165,992                    2.44
Georgia....................           185            8,265,530                    2.81
Idaho......................            80            5,186,847                    1.77
Illinois...................            13              647,338                    0.22
Indiana....................            26            1,102,616                    0.38
Iowa.......................             3              345,567                    0.12
Kansas.....................            45            2,190,121                    0.75
Kentucky...................           160            7,404,230                    2.52
Louisiana..................           220            9,639,557                    3.28
Maine......................             1               27,827                    0.01
Maryland...................            12              535,962                    0.18
Massachusetts..............             2               67,011                    0.02
Michigan...................            63            3,420,054                    1.16
Minnesota..................            23              740,102                    0.25
Mississippi................           165            7,171,869                    2.44
Missouri...................           139            6,320,780                    2.15
Montana....................             9              704,370                    0.24
Nebraska...................             1               90,564                    0.03
Nevada.....................            34            2,545,069                    0.87
New Jersey.................             5              271,596                    0.09
New Mexico.................           160            8,119,821                    2.76
New York...................             3              204,553                    0.07
North Carolina.............         1,032           45,711,657                   15.56
North Dakota...............             6              219,007                    0.07
Ohio.......................           108            5,316,176                    1.81
Oklahoma...................            99            5,089,296                    1.73
Oregon.....................           163           14,999,452                    5.10
Pennsylvania...............            10              441,036                    0.15
South Carolina.............           354           14,354,434                    4.89
South Dakota...............             3              113,399                    0.04
Tennessee..................           311           14,103,771                    4.80
Texas......................           856           39,698,609                   13.51
Utah.......................            24            1,681,401                    0.57
Vermont....................             1               45,677                    0.02
Virginia...................           263           12,324,494                    4.19
Washington.................           194           18,165,379                    6.18
Washington DC..............             2              130,720                    0.04
West Virginia..............           109            4,087,398                    1.39
Wisconsin..................             1               88,537                    0.03
Wyoming....................            27            1,611,131                    0.55
                                    -----         ------------                  ------
   Total...................         5,782         $293,828,356                  100.00%
                                    =====         ============                  ======

(1) Based on the mailing address of the Obligor on the related Asset as of the Cut-off Date.

                                          YEAR OF ORIGINATION OF ASSETS (1)

                                 NUMBER OF    AGGREGATE SCHEDULED         PERCENTAGE OF
YEAR OF ORIGINATION               ASSETS       PRINCIPAL BALANCE        ASSET POOL BY SPB
--------------------              ------       -----------------        -----------------
    1994.....................          2        $     95,195                  0.03%
    1995.....................          1              48,876                  0.02
    1996.....................         13             573,720                  0.20
    1997.....................          9             363,067                  0.12
    1998.....................         23           1,310,007                  0.45
    1999.....................      5,734         291,437,491                 99.19
                                   -----        ------------                ------
         Total...............      5,782        $293,828,356                100.00%
                                   =====        ============                ======

------------------
(1) The weighted average seasoning of the Assets was approximately 1 month as of the Cut-off Date.


                                     DISTRIBUTION OF ORIGINAL ASSET AMOUNTS(1)

                                   NUMBER OF    AGGREGATE SCHEDULED         PERCENTAGE OF
ORIGINAL ASSET AMOUNT               ASSETS       PRINCIPAL BALANCE        ASSET POOL BY SPB
---------------------               ------       -----------------        ------------------
$   4,999 or less..............         10        $     36,947                  0.01%
$   5,000 - $   9,999..........         59             457,658                  0.16
$  10,000 - $  14,999..........        128           1,623,601                  0.55
$  15,000 - $  19,999..........        213           3,705,404                  1.26
$  20,000 - $  24,999..........        322           7,289,502                  2.48
$  25,000 - $  29,999..........        549          15,054,612                  5.12
$  30,000 - $  34,999..........        664          21,476,916                  7.31
$  35,000 - $  39,999..........        554          20,649,853                  7.03
$  40,000 - $  44,999..........        430          18,193,980                  6.19
$  45,000 - $  49,999..........        434          20,597,850                  7.01
$  50,000 - $  54,999..........        392          20,526,363                  6.99
$  55,000 - $  59,999..........        353          20,240,571                  6.89
$  60,000 - $  64,999..........        302          18,768,871                  6.39
$  65,000 - $  69,999..........        250          16,793,567                  5.72
$  70,000 - $  74,999..........        196          14,159,182                  4.82
$  75,000 - $  79,999..........        137          10,602,246                  3.61
$  80,000 - $  84,999..........        130          10,698,399                  3.64
$  85,000 - $  89,999..........        101           8,817,356                  3.00
$  90,000 - $  94,999..........         89           8,211,921                  2.79
$  95,000 - $  99,999..........         76           7,402,740                  2.52
$100,000 or more...............        393          48,520,817                 16.51
                                     -----        ------------                ------
     Total.....................      5,782        $293,828,356                100.00%
                                     =====        ============                ======

-------------------
  (1) The highest original Asset amount was $279,689, which represents approximately 0.10% of the aggregate principal balance of the Assets at origination. The average original principal amount of the Assets was approximately $50,945 as of the Cut-off Date.

                                              CURRENT ASSET RATES (1)

                                 NUMBER OF      AGGREGATE SCHEDULED          PERCENTAGE OF
CURRENT ASSET RATE                 ASSETS        PRINCIPAL BALANCE         ASSET POOL BY SPB
------------------                 ------        ------------------        -----------------
6.000% - 6.999%............          469          $ 33,467,928                  11.39%
7.000% - 7.999%............          562            45,163,244                  15.37
8.000% - 8.999%...........           886            55,426,656                  18.86
9.000% -   9.999%..........          816            48,216,694                  16.41
10.000% - 10.999%..........        1,061            42,420,518                  14.44
11.000% - 11.999%..........          768            29,791,211                  10.14
12.000% - 12.999%..........          685            23,651,689                   8.05
13.000% - 13.999%..........          402            12,175,529                   4.14
14.000% - 14.999%..........          124             3,331,561                   1.13
15.000% - 15.999%..........            8               176,106                   0.06
16.000% or more............            1                 7,219                   0.00
                                   -----          ------------                 ------
     Total.................        5,782          $293,828,356                 100.00%
                                   =====          ============                 ======
-------------
(1) The weighted average Current Asset Rate was approximately 9.50% as of the
    Cut-off Date. This table reflects the Fixed Rate Asset Rates of the Step-up
    Rate Loans as of the Cut-off Date and does not reflect any subsequent increases in the Rates of the Step-up Rate Loans. This table also reflects the Asset Rates of the Adjustable Rate Loans as of the Cut-off Date and does not reflect any subsequent increases in the Asset Rates of the Adjustable
    Rate Loans.

                               REMAINING TERMS TO MATURITY OF ASSETS (IN MONTHS) (1)

                                    NUMBER OF      AGGREGATE SCHEDULED        PERCENTAGE OF
REMAINING TERM TO MATURITY           ASSETS         PRINCIPAL BALANCE       ASSET POOL BY SPB
--------------------------           ------         -----------------       -----------------
  1 - 60 months............             84           $    860,994                  0.29%
 61 - 96 months............             91              1,328,442                  0.45
 97 - 120 months...........            173              3,357,274                  1.14
121 - 156 months...........            210              4,635,615                  1.58
157 - 180 months...........            458             13,101,852                  4.46
181 - 216 months...........             45              1,420,726                  0.48
217 - 240 months...........            784             27,101,118                  9.22
241 - 300 months...........          1,206             49,079,553                 16.70
301 - 360 months...........          2,731            192,942,781                 65.67
                                     -----           ------------                ------
  Total....................          5,782           $293,828,356                100.00%
                                     =====           ============                ======

(1) The weighted average remaining term to maturity of the Assets was approximately 320 months as of the Cut-off Date.



                               ORIGINAL TERMS TO MATURITY OF ASSETS (IN MONTHS) (1)


                                 NUMBER OF       AGGREGATE SCHEDULED          PERCENTAGE OF
ORIGINAL TERM TO MATURITY          ASSETS          PRINCIPAL BALANCE        ASSET POOL BY SPB
-------------------------          ------          -----------------        -----------------
  1 -  60 months...........           83          $    805,164                     0.27%
 61 -  96 months...........           91             1,355,181                     0.46
 97 - 120 months...........          172             3,341,219                     1.14
121 - 156 months...........          212             4,680,761                     1.59
157 - 180 months...........          458            13,101,852                     4.46
181 - 216 months...........           38             1,168,379                     0.40
217 - 240 months...........          791            27,353,465                     9.31
241 - 300 months...........        1,206            49,079,553                    16.70
301 - 360 months...........        2,731           192,942,781                    65.67
                                   -----          ------------                   ------

  Total....................        5,782          $293,828,356                   100.00%
                                   =====          ============                   ======

(1) The weighted average original term to maturity of the Assets was approximately 322 months as of the Cut-off Date.

                                   DISTRIBUTION OF ORIGINAL LOAN-TO-VALUE RATIOS OF ASSETS(1)

                                    NUMBER OF     AGGREGATE SCHEDULED         PERCENTAGE OF
LOAN-TO VALUE RATIO(2)                ASSETS        PRINCIPAL BALANCE       ASSET POOL BY SPB
---------------------                 ------        -----------------       -----------------
50%  or  less................            58         $  1,732,266                   0.59%
51% - 55%....................            29            1,112,475                   0.38
56% - 60%....................            42            1,867,927                   0.64
61% - 65%....................            46            2,230,124                   0.76
66% - 70%....................           109            5,466,663                   1.86
71% - 75%....................           175            8,367,217                   2.85
76% - 80%....................           258           12,792,246                   4.35
81% - 85%....................           486           23,649,263                   8.05
86% - 90%....................           896           44,226,179                  15.05
91% - 95%....................         2,240          114,152,563                  38.85
96% - 100%...................         1,443           78,231,434                  26.62
                                      -----         ------------                 ------
     Total...................         5,782         $293,828,356                 100.00%
                                      =====         ============                 ======

(1) The weighted average original Loan-to-Value Ratio of the Assets was approximately 90.69% as of the Cut-off Date.
(2) Rounded to nearest 1%.

         "Loan-to-Value Ratio" means, (a) with respect to each Contract, (i) as to each Contract with respect to which a lien on land is required for underwriting purposes, the ratio, expressed as a percentage, of the principal amount of such Contract to the sum of the purchase price of the home (including taxes, insurance and any land improvements), the tax value or appraised value of the land and the amount of any prepaid finance charges or closing costs that are financed; and (ii) as to each other Contract, the ratio, expressed as a percentage, of the principal amount of such Contract to the purchase price of the home (including taxes, insurance and any land improvements) and the amount of any prepaid finance charges or closing costs that are financed; and (b) with respect to each Mortgage Loan, the ratio, expressed as a percentage, of the principal amount of such Mortgage Loan at the time of determination, to either
(i) the sum of the appraised value of the land and improvements, and the amount of any prepaid finance charges or closing costs that are financed or (ii) the sum of the purchase price of the home (including taxes, insurance and any land improvements), the appraised value of the land and the amount of any prepaid finance charges or closing costs that are financed:

                          MHP PREPAYMENT SENSITIVITIES

                                     0% MHP                100% MHP              150% MHP
                                     ------                --------              --------
                                 WAL      Maturity      WAL      Maturity     WAL      Maturity
        TO CALL
        Class A-1               16.54      11/27       8.55       02/22       6.60      04/18
        Class M-1               24.23      11/27       15.27      02/22      11.98      04/18
        Class M-2               24.23      11/27       15.27      02/22      11.98      04/18
        Class B-1               24.19      11/27       15.15      02/22      11.87      04/18

        TO MATURITY
        Class A-1               16.61      06/29       8.78       10/27       6.88      09/25
        Class M-1               24.35      12/28       15.68      11/25      12.49      11/22
        Class M-2               24.32      08/28       15.55      07/24      12.31      04/21
        Class B-1               24.21      03/28       15.21      04/23      11.92      08/19




                                    200% MHP               250% MHP              300% MHP
                                    --------               --------              --------

                                 WAL      Maturity      WAL      Maturity     WAL      Maturity
        TO CALL
        Class A-1                5.25      01/15       4.16       07/12       3.38      08/10
        Class M-1                9.80      01/15       8.77       07/12       7.99      08/10
        Class M-2                9.80      01/15       8.77       07/12       7.99      08/10
        Class B-1                9.70      01/15       8.75       07/12       7.99      08/10

        TO MATURITY
        Class A-1                5.53      12/22       4.39       01/20       3.56      06/17
        Class M-1               10.31      08/19       9.38       05/17       8.68      07/15
        Class M-2               10.15      01/18       9.23       12/15       8.55      03/14
        Class B-1                9.77      06/16       8.91       07/14       8.28      01/13


The above analysis is not intended to be a prospectus and any investment decision with respect to the security should be made by you based solely upon all of the information contained in the final prospectus. Under no circumstances shall the information presented constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. The securities may not be sold nor may an offer to buy be accepted prior to the delivery of a final prospectus relating to the securities. The above preliminary description of the underlying assets has been provided by the issuer and has not been independently verified by Credit Suisse First Boston. All information described above is preliminary, limited in nature and subject to completion or amendment. Credit Suisse First Boston makes no representations that the above referenced security will actually perform as described in any scenario presented.